Exhibit 10.2

TERM NOTE

$6,000,000.00	June 10, 2005
Term: seven (7) years	Nashua, New Hampshire

FOR VALUE RECEIVED, Micronetics, Inc., a Delaware corporation with an address of 26 Hampshire Drive, Hudson, New Hampshire 03051 (the “Maker”), promises to pay to TD Banknorth, N.A., a national banking association (the “Lender”), or to its order, at its place of business at 300 Franklin Street, Manchester, New Hampshire and a mailing address of P.O. Box 600, Manchester, New Hampshire Six Million and No/100ths Dollars ($6,000,000.00), together with interest in arrears on the unpaid principal balance from time to time outstanding and on all outstanding interest not paid when due, from the date hereof, until the entire principal amount due hereunder is paid in full, at the Adjustable Rate (as hereinafter defined). Interest shall be payable monthly, commencing on July 1, 2005, and on the same day of each month thereafter, or the next business day thereafter if such day is not a business day, and continuing monthly thereafter until this Note is paid in full. In each case, interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

Commencing on the date hereof, interest shall be charged at the Adjustable Rate.

As used herein, the following terms shall have the meanings set forth below:

“Adjustable Rate” shall mean an adjustable annual rate equal to two and one quarter percent (2.25%) above the One Month LIBOR (London Interbank Offering Rate). Such adjustments shall become effective on the first day of each month. Lender shall not be required to notify Borrower of adjustments in said interest rate.

“One Month LIBOR” means the rate for deposits in U.S. Dollars for a period equal to one month, as such rate appears on Telerate Page 3750 as of 11:00 AM, London time, on the day that is two business days prior to the adjustment date. If such rate does not appear on Telerate Page 3750, the rate for that adjustment date will be the arithmetic mean of the rates quoted by major banks in London, selected by the Lender, for a period equal to one month, as of 11:00 AM, London time, on the day that is two business days prior to the adjustment date.

“Telerate Page 3750” means the display designated as “Page 3750” on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar Deposits).

“Maturity Date” shall mean that day which is seven (7) years from the date hereof.

So long as no Event of Default (as hereinafter defined) shall occur, in which event the Lender may elect to accelerate the maturity hereof, the principal balance of this Note together with any unpaid interest thereon, shall be due and payable as follows:

a. Commencing on July 1, 2005, a fixed monthly payment of principal as specified in the attached amortization schedule, together with accrued interest on the outstanding principal will be due on the first day of each month, subject to adjustment in accordance with the Following Business Day Convention. The “Following Business Day Convention” means the convention for adjusting any relevant date that would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day. “Business Day” means a day (other than Saturday, Sunday, or holiday) on which Lender is open and conducting its customary banking transactions in the State of New Hampshire.

b. Any unpaid principal or interest remaining unpaid on the Maturity Date shall be due and payable at that time.

The Maker may prepay this Note at any time, provided, however, if the Maker refinances this obligation with another financial institution, the Maker shall pay the Lender a fee equal to two percent (2.0%) of the principal balance being prepaid.

This Note is secured by a Term Loan And Security Agreement of the Maker of even date herewith (the “Security Agreement”) covering all of the business assets of the Maker, and together with any other instruments securing this Note, all being hereinafter collectively referred to as the “Security Instruments”. This Note is entitled to all of the benefits of the Security Instruments and specific reference is hereby made to such instruments for all purposes.

Upon the occurrence of any one of the following events (each of which events shall be an Event of Default hereunder):

(i) the failure of Maker to make any payment of principal or interest hereunder when due and the continuance of such failure for five (5) days after written notice thereof, or

(ii) an Event of Default as described and defined in any of the Security Instruments or any other instrument evidencing the indebtedness of the Maker to the Lender in conjunction with the loan evidenced hereby, and the expiration of any period provided in such instrument to cure such default, or

(iii) the failure of the Maker to maintain the Lender as the Maker’s primary bank of account, or

(iv) the failure of the Maker to maintain any insurance coverage required under the Security Instruments,

then the holder hereof may declare the entire unpaid principal balance and interest immediately due and payable without notice, demand or presentment and may exercise any of its rights under the Security Instruments. In addition, in the event of an Event of Default under this Note, this Note shall bear interest from and including the date of such Event of Default, compounded monthly and payable on demand, at a rate per annum equal to five percent (5%) above the Adjustable Rate. In the event that the Lender or any subsequent holder of this Note shall exercise or endeavor to exercise any of its remedies hereunder or under the Security Instruments, the Maker shall pay on demand all reasonable costs and expenses incurred in connection therewith, including, without limitation, reasonable attorney’s fees. Irrespective of the exercise or nonexercise of any of the aforesaid rights, if any monthly payment of principal or interest hereunder is not paid in full within fifteen (15) days after the same is due, the Maker shall pay to the holder a processing fee on such unpaid amount equal to six percent (6%) of such late payment.

The Maker waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Note, notice of any Event of Default under this Note and the Security Instruments except as specifically provided herein and therein, and waives all other notices or demands otherwise required by law that the Maker may lawfully waive. The Maker expressly agrees that this Note, or any payment hereunder, may be extended from time to time, without in any way affecting the liability of the Maker. No unilateral consent or waiver by the Lender with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by the Lender.

The rights and obligations of the Maker and all provisions hereof shall be governed by and construed in accordance with the laws of the State of New Hampshire.

The Maker shall remain primarily liable on this Note and the Security Instruments until full payment, unaffected by any alienation of any collateral, by any agreement or transaction between the Lender and any subsequent owner or alienee of any collateral as to payment of principal, interest or other monies, by any forbearance or extension of time, guaranty or assumption by others, or by any other matter, as to all of which notice is hereby waived by the Maker.

This is the Term Note as described in the Security Agreement and is also subject to all terms and conditions set forth therein.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered on the day and year first above written.

Micronetics, Inc.

/s/ Jennifer Fuller	By:	/s/ David Robbins
Witness		David Robbins
Its President

AMORTIZATION SCHEDULE

	Start Date	End Date/Pmt Date	Principal Outstanding	Principal Due
1	6/10/05	7/1/05	$6,000,000.00	$58,031.00
2	7/1/05	8/1/05	$5,941,969.00	$58,031.00
3	8/1/05	9/1/05	$5,883,938.00	$58,031.00
4	9/1/05	10/1/05	$5,825,907.00	$58,031.00
5	10/1/05	11/1/05	$5,767,876.00	$58,031.00
6	11/1/05	12/1/05	$5,709,845.00	$58,031.00
7	12/1/05	1/1/06	$5,651,814.00	$58,031.00
8	1/1/06	2/1/06	$5,593,783.00	$58,031.00
9	2/1/06	3/1/06	$5,535,752.00	$58,031.00
10	3/1/06	4/1/06	$5,477,721.00	$58,031.00
11	4/1/06	5/1/06	$5,419,690.00	$58,031.00
12	5/1/06	6/1/06	$5,361,659.00	$58,031.00
13	6/1/06	7/1/06	$5,303,628.00	$62,009.00
14	7/1/06	8/1/06	$5,241,619.00	$62,009.00
15	8/1/06	9/1/06	$5,179,610.00	$62,009.00
16	9/1/06	10/1/06	$5,117,601.00	$62,009.00
17	10/1/06	11/1/06	$5,055,592.00	$62,009.00
18	11/1/06	12/1/06	$4,993,583.00	$62,009.00
19	12/1/06	1/1/07	$4,931,574.00	$62,009.00
20	1/1/07	2/1/07	$4,869,565.00	$62,009.00
21	2/1/07	3/1/07	$4,807,556.00	$62,009.00
22	3/1/07	4/1/07	$4,745,547.00	$62,009.00
23	4/1/07	5/1/07	$4,683,538.00	$62,009.00
24	5/1/07	6/1/07	$4,621,529.00	$62,009.00
25	6/1/07	7/1/07	$4,559,520.00	$66,261.00
26	7/1/07	8/1/07	$4,493,259.00	$66,261.00
27	8/1/07	9/1/07	$4,426,998.00	$66,261.00
28	9/1/07	10/1/07	$4,360,737.00	$66,261.00
29	10/1/07	11/1/07	$4,294,476.00	$66,261.00
30	11/1/07	12/1/07	$4,228,215.00	$66,261.00
31	12/1/07	1/1/08	$4,161,954.00	$66,261.00
32	1/1/08	2/1/08	$4,095,693.00	$66,261.00
33	2/1/08	3/1/08	$4,029,432.00	$66,261.00
34	3/1/08	4/1/08	$3,963,171.00	$66,261.00
35	4/1/08	5/1/08	$3,896,910.00	$66,261.00
36	5/1/08	6/1/08	$3,830,649.00	$66,261.00
37	6/1/08	7/1/08	$3,764,388.00	$70,804.00
38	7/1/08	8/1/08	$3,693,584.00	$70,804.00
39	8/1/08	9/1/08	$3,622,780.00	$70,804.00
40	9/1/08	10/1/08	$3,551,976.00	$70,804.00
41	10/1/08	11/1/08	$3,481,172.00	$70,804.00
42	11/1/08	12/1/08	$3,410,368.00	$70,804.00
43	12/1/08	1/1/09	$3,339,564.00	$70,804.00
44	1/1/09	2/1/09	$3,268,760.00	$70,804.00
45	2/1/09	3/1/09	$3,197,956.00	$70,804.00

46	3/1/09	4/1/09	$3,127,152.00	$70,804.00
47	4/1/09	5/1/09	$3,056,348.00	$70,804.00
48	5/1/09	6/1/09	$2,985,544.00	$70,804.00
49	6/1/09	7/1/09	$2,914,740.00	$75,659.00
50	7/1/09	8/1/09	$2,839,081.00	$75,659.00
51	8/1/09	9/1/09	$2,763,422.00	$75,659.00
52	9/1/09	10/1/09	$2,687,763.00	$75,659.00
53	10/1/09	11/1/09	$2,612,104.00	$75,659.00
54	11/1/09	12/1/09	$2,536,445.00	$75,659.00
55	12/1/09	1/1/10	$2,460,786.00	$75,659.00
56	1/1/10	2/1/10	$2,385,127.00	$75,659.00
57	2/1/10	3/1/10	$2,309,468.00	$75,659.00
58	3/1/10	4/1/10	$2,233,809.00	$75,659.00
59	4/1/10	5/1/10	$2,158,150.00	$75,659.00
60	5/1/10	6/1/10	$2,082,491.00	$75,659.00
61	6/1/10	7/1/10	$2,006,832.00	$80,846.00
62	7/1/10	8/1/10	$1,925,986.00	$80,846.00
63	8/1/10	9/1/10	$1,845,140.00	$80,846.00
64	9/1/10	10/1/10	$1,764,294.00	$80,846.00
65	10/1/10	11/1/10	$1,683,448.00	$80,846.00
66	11/1/10	12/1/10	$1,602,602.00	$80,846.00
67	12/1/10	1/1/11	$1,521,756.00	$80,846.00
68	1/1/11	2/1/11	$1,440,910.00	$80,846.00
69	2/1/11	3/1/11	$1,360,064.00	$80,846.00
70	3/1/11	4/1/11	$1,279,218.00	$80,846.00
71	4/1/11	5/1/11	$1,198,372.00	$80,846.00
72	5/1/11	6/1/11	$1,117,526.00	$80,846.00
73	6/1/11	7/1/11	$1,036,680.00	$86,390.00
74	7/1/11	8/1/11	$950,290.00	$86,390.00
75	8/1/11	9/1/11	$863,900.00	$86,390.00
76	9/1/11	10/1/11	$777,510.00	$86,390.00
77	10/1/11	11/1/11	$691,120.00	$86,390.00
78	11/1/11	12/1/11	$604,730.00	$86,390.00
79	12/1/11	1/1/12	$518,340.00	$86,390.00
80	1/1/12	2/1/12	$431,950.00	$86,390.00
81	2/1/12	3/1/12	$345,560.00	$86,390.00
82	3/1/12	4/1/12	$259,170.00	$86,390.00
83	4/1/12	5/1/12	$172,780.00	$86,390.00
84	5/1/12	6/1/12	$86,390.00	$86,390.00